Zebra Technologies Corporation
475 Half Day Road, Suite 500
Lincolnshire, IL 60069
T: +1 847 634 6700
F: +1 847 913 8766
www.zebra.com

FOR IMMEDIATE RELEASE

Contact:
Investors:	Media:
Douglas A. Fox, CFA	Orlando De Bruce
Vice President, Investor Relations	Director, Global Public Relations
and Treasurer	+1 510 267 5052
+1 847 793 6735	odebruce@zebra.com
dfox@zebra.com

Zebra Technologies Announces Record EPS

for 2010 Third Quarter

Earnings benefit from stronger-than-expected sales and higher gross margin

Lincolnshire, IL, November 4, 2010–Zebra Technologies Corporation (NASDAQ: ZBRA) today announced 2010 third quarter net income of $26,151,000, or a record $0.46 per diluted share, on 23% growth in net sales to $246,507,000 from $200,778,000 for the third quarter of 2009. Net income for the third quarter of 2009 was $11,111,000, or $0.19 per diluted share, including $3,515,000 in exit, restructuring and integration costs which lowered diluted earnings by $0.04 per share.

Summary Financial Performance
	3Q10	3Q09	Change
Net sales (in thousands)	$246,507	$200,778	22.8%

Gross margin (%)	48.2	45.7	2.5 pts.

Operating margin (%)	15.8	7.6	8.2 pts.

Net income (in thousands)	$26,151	$11,111	135.4%

Diluted EPS	$0.46	$0.19	142.1%

“Solid operating leverage on sequential sales growth in all geographic regions and higher gross margin led to the record EPS,” stated Anders Gustafsson, Zebra’s chief executive officer. “Early returns on our investments in expanding sales in emerging markets complemented a steady run-rate business and high level of large-deal activity. During the quarter we recruited new channel partners to help us better serve customers in retail, government and other targeted industries. We also finalized several new printer products for launch in the fourth quarter and early next year. These and other investments increase our confidence in Zebra’s future as we extend industry leadership and drive greater returns for our shareholders.”

As of October 2, 2010, Zebra had $262,196,000 in cash and investments, and no long-term debt. Net inventories were $95,842,000, and net accounts receivable were $165,423,000.

Discussion and Analysis

•	Net sales, up 22.8% from the third quarter of 2009, benefited from improved business conditions in all geographic regions, with the highest growth rates occurring in Latin America and Asia Pacific.

•

Gross margin of 48.2% versus 45.7% a year ago was principally driven by the improved product mix, higher volumes, and benefits from outsourcing thermal printer production to a third-party manufacturer. These factors were partially offset by unfavorable movements in foreign exchange rates and higher freight costs incurred to meet increased customer demand.

•

Operating expenses increased 4.4% from the third quarter of 2009 substantially from increased selling and marketing and research and development expenses. Increases relate to higher compensation costs, which include salaries, benefits, bonuses and commissions. Other costs that increased over 2009 include business development costs, advertising and direct marketing, outside professional services, travel and entertainment, and project expenses.

Stock Purchase Update

During the third quarter of 2010, Zebra repurchased 764,749 shares of Zebra Technologies Corporation Class A Common Stock. At October 2, 2010, 2,750,000 shares remained in the company’s stock buyback authorization and 56,519,663 shares of common stock were outstanding.

Fourth Quarter Outlook

Zebra announced its financial forecast for the fourth quarter of 2010. Net sales are expected within a range of $240,000,000 and $252,000,000. Diluted earnings per share are expected within a range of $0.44 and $0.51.

Conference Call Notification

Investors are invited to listen to a live Internet broadcast of Zebra’s conference call discussing the company’s financial results for the third quarter of 2010. The conference call will be held at 11:00 AM Eastern Time today. To listen to the call, visit the company’s Web site at http://www.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the fourth quarter of 2010 stated in the paragraph above captioned “Fourth Quarter Outlook.” Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The widely reported uncertainty over future global economic conditions, the availability of credit, capital markets volatility, may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs, including the effect of Zebra’s activities to transfer final assembly of its printers to a third-party manufacturer. Because of a large investment portfolio, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2009.

About Zebra Technologies

Zebra Technologies Corporation (NASDAQ: ZBRA) provides the broadest range of innovative technology solutions to identify, track, and manage the deployment of critical assets for improved business efficiency. Zebra’s products include reliable on-demand printers and state-of-the-art software and hardware solutions utilizing a wide array of automatic identification technologies. By enabling improvements in sourcing, visibility, security and accuracy, Zebra helps its customers to put the right asset in the right place at the right time. Zebra serves more than 90 percent of Fortune 500 companies worldwide. For more information about Zebra’s solutions, visit http://www.zebra.com.

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	October 2, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$47,447	$38,943
Restricted cash	1,615	1,725
Investments and marketable securities	123,058	114,064
Accounts receivable, net	165,423	150,992
Inventories, net	95,842	79,926
Deferred income taxes	11,282	10,792
Income taxes receivable	—	4,724
Prepaid expenses and other current assets	11,043	9,771

Total current assets	455,710	410,937

Property and equipment at cost, net of accumulated depreciation and amortization	84,809	77,589
Long-term deferred income taxes	32,234	35,842
Goodwill	152,418	153,225
Other intangibles, net	51,592	55,982
Long-term investments and marketable securities	90,076	91,989
Other assets	4,806	4,915

Total assets	$871,645	$830,479

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,908	$28,137
Accrued liabilities	66,486	52,591
Deferred revenue	22,292	24,082
Income taxes payable	5,752	—

Total current liabilities	128,438	104,810
Deferred rent	2,853	4,108
Other long-term liabilities	9,647	9,432

Total liabilities	140,938	118,350

Stockholders’ equity:
Preferred Stock	—	—
Class A Common Stock	722	722
Additional paid-in capital	128,068	136,104
Treasury stock	(430,515)	(385,831)
Retained earnings	1,042,756	969,195
Accumulated other comprehensive loss	(10,324)	(8,061)

Total stockholders’ equity	730,707	712,129

Total liabilities and stockholders’ equity	$871,645	$830,479

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2010	October 3, 2009	October 2, 2010	October 3, 2009
Net sales:
Net sales of tangible products	$ 221,795	$175,334	$632,198	$503,947
Revenue from services and software	24,712	25,444	76,475	77,116

Total net sales	246,507	200,778	708,673	581,063

Cost of sales:
Cost of sales of tangible products	117,502	98,682	341,815	291,117
Cost of services and software	10,291	10,398	29,630	30,703

Total cost of sales	127,793	109,080	371,445	321,820

Gross profit	118,714	91,698	337,228	259,243

Operating expenses:
Selling and marketing	30,365	26,395	88,193	73,992
Research and development	26,746	21,454	75,189	64,552
General and administrative	20,302	22,447	60,889	61,881
Amortization of intangible assets	2,444	2,649	7,147	7,857
Exit, restructuring and integration costs	—	3,515	2,392	9,455
Asset impairment charges	—	—	—	(1,058)

Total operating expenses	79,857	76,460	233,810	216,679

Operating income	38,857	15,238	103,418	42,564

Other income (expense):
Investment income	635	813	2,111	2,238
Foreign exchange gain (loss)	(325)	575	235	(840)
Other, net	(216)	(286)	(1,052)	(622)

Total other income (expense)	94	1,102	1,294	776

Income before income taxes	38,951	16,340	104,712	43,340

Income taxes	12,800	5,229	31,151	13,866

Net income	$26,151	$11,111	$73,561	$29,474

Basic earnings per share	$0.46	$0.19	$1.28	$0.49
Diluted earnings per share	$0.46	$0.19	$1.28	$0.49

Basic weighted average shares outstanding	56,739	58,954	57,405	59,548
Diluted weighted average and equivalent shares outstanding	56,998	59,083	57,657	59,643

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Nine Months Ended
	October 2, 2010	October 3, 2009
Cash flows from operating activities:
Net income	$73,561	$29,474
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	23,698	24,409
Equity-based compensation	8,155	8,687
Excess tax benefit from equity-based compensation	(83)	(11)
Gain on sale of assets	(58)	357
Asset impairment charges	—	(1,058)
Deferred income taxes	3,208	4,259
Changes in assets and liabilities:
Accounts receivable, net	(14,463)	13,797
Inventories, net	(15,972)	22,632
Other assets	(1,192)	178
Accounts payable	6,747	(21,216)
Accrued liabilities	13,861	(19,389)
Deferred revenue	(1,530)	2,674
Income taxes	9,197	(2,394)
Other operating activities	(3,391)	584

Net cash provided by operating activities	101,738	62,983

Cash flows from investing activities:
Purchases of property and equipment	(23,752)	(19,499)
Payments for patents and licensing arrangements	(2,882)	(425)
Purchases of investments and marketable securities	(312,201)	(236,520)
Maturities of investments and marketable securities	230,715	194,939
Sales of investments and marketable securities	74,371	49,899

Net cash provided by (used in) investing activities	(33,749)	(11,606)

Cash flows from financing activities:
Purchase of treasury stock	(67,384)	(49,609)
Proceeds from exercise of stock options and stock purchase plan purchases	7,772	3,250
Excess tax benefit from equity-based compensation	83	11

Net cash used in financing activities	(59,529)	(46,348)

Effect of exchange rate changes on cash	44	752

Net increase in cash and cash equivalents	8,504	5,781
Cash and cash equivalents at beginning of period	38,943	33,267

Cash and cash equivalents at end of period	$47,447	$39,048

Supplemental disclosures of cash flow information:
Income taxes paid	$17,162	$9,764

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

SALES BY PRODUCT CATEGORY

	Three Months Ended
Product Category	October 2, 2010	October 3, 2009	Percent Change	Percent of Net Sales - 2010	Percent of Net Sales - 2009
Hardware	$178,991	$130,856	36.8	72.6	65.2
Supplies	41,644	43,229	(3.7)	16.9	21.5
Service and software	24,712	25,443	(2.9)	10.0	12.7
Shipping and handling	1,160	1,250	(7.2)	0.5	0.6

Total net sales	$246,507	$200,778	22.8	100.0	100.0

	Nine Months Ended
Product Category	October 2, 2010	October 3, 2009	Percent Change	Percent of Net Sales - 2010	Percent of Net Sales - 2009
Hardware	$502,500	$383,228	31.1	70.9	65.9
Supplies	125,914	116,836	7.8	17.8	20.1
Service and software	76,475	77,116	(0.8)	10.8	13.3
Shipping and handling	3,784	3,883	(2.5)	0.5	0.7

Total net sales	$708,673	$581,063	22.0	100.0	100.0

SALES BY GEOGRAPHIC REGION

,	Three Months Ended
Geographic Region	October 2, 2010	October 3, 2009	Percent Change	Percent of Net Sales - 2010	Percent of Net Sales - 2009
Europe, Middle East and Africa	$82,456	$67,591	22.0	33.4	33.7
Latin America	22,338	17,452	28.0	9.1	8.7
Asia-Pacific	35,453	20,889	69.7	14.4	10.4

Total International	140,247	105,932	32.4	56.9	52.8
North America	106,260	94,846	12.0	43.1	47.2

Total net sales	$246,507	$200,778	22.8	100.0	100.0

	Nine Months Ended
Geographic Region	October 2, 2010	October 3, 2009	Percent Change	Percent of Net Sales - 2010	Percent of Net Sales - 2009
Europe, Middle East and Africa	$246,773	$211,919	16.4	34.9	36.5
Latin America	64,063	44,864	42.8	9.0	7.7
Asia-Pacific	89,338	60,136	48.6	12.6	10.3

Total International	400,174	316,919	26.3	56.5	54.5
North America	308,499	264,144	16.8	43.5	45.5

Total net sales	$708,673	$581,063	22.0	100.0	100.0

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SEGMENT INFORMATION

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2010	October 3, 2009	October 2, 2010	October 3, 2009
Net sales:
SPG	$222,819	$180,757	$643,873	$519,434
ZES	23,688	20,021	64,800	61,629

Total	$246,507	$200,778	$708,673	$581,063

Cost of Sales:
SPG	$115,574	$101,926	$342,092	$297,058
ZES	12,219	7,154	29,353	24,762

Total	$127,793	$109,080	$371,445	$321,820

Operating expenses:
SPG	$47,161	$42,149	$134,324	$121,607
ZES	16,397	15,779	49,638	46,706
Corporate and other	16,299	18,532	49,848	48,366

Total	$79,857	$76,460	$233,810	$216,679

Operating income (loss):
SPG	$60,084	$36,682	$167,457	$100,769
ZES	(4,928)	(2,912)	(14,191)	(9,839)
Corporate and other	(16,299)	(18,532)	(49,848)	(48,366)

Total	$38,857	$15,238	$103,418	$42,564

Corporate and other includes corporate administration costs or assets that support both reporting segments.

ZEBRA TECHNOLOGIES CORPORATION

PRINTER UNITS and AVERAGE UNIT PRICES

(Unaudited)

	Three Months Ended
	October 2,	October 3,	Percent
	2010	2009	Change
Total printers shipped	265,962	201,713	31.9
Average selling price of printers shipped	$545	$530	2.8

	Nine Months Ended
	October 2,	October 3,	Percent
	2010	2009	Change
Total printers shipped	781,147	606,130	28.9
Average selling price of printers shipped	$532	$518	2.6

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